UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 18, 2006 (December 15, 2006)

Realogy Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32852 (Commission File Number)	20-4381990 (IRS Employer Identification No.)

One Campus Drive Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (973) 407-2000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.01 Material Modification to Rights of Security Holders
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: FIRST AMENDMENT TO RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2006, Realogy Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Domus Holdings Corp., a Delaware corporation (“Parent”), and Domus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Apollo Management VI, L.P.
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than shares (i) owned by Parent, Merger Sub, any subsidiary of Parent, or any direct or indirect wholly owned Subsidiary of the Company, or held in treasury by the Company (the “Excluded Shares”), (ii) as to which the treatment is otherwise agreed by Parent and the holder thereof, or (iii) owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law (the “Dissenting Shares”), will be canceled and will be automatically converted into the right to receive $30.00 in cash, without interest.
     On the unanimous recommendation of a special committee of the Board of Directors (the “Special Committee”) comprised entirely of independent and disinterested directors, the Board of Directors of the Company approved the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement. The Special Committee engaged Evercore Group, L.L.C. (“Evercore”) to serve as financial advisor to the Special Committee. On December 15, 2006, Evercore delivered an opinion to the Special Committee and the Board of Directors to the effect that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the holders of Common Stock (other than holders of Excluded Shares, Dissenting Shares and shares as to which the treatment in the Merger will be separately agreed by Parent).
     The Merger Agreement contains a provision pursuant to which the Company may solicit alternative acquisition proposals until February 14, 2007 (the “Solicitation Period End Date”). After that date, the Company may continue discussions with any “Excluded Party”, defined as any party that has made a bona fide acquisition proposal (as determined by the Board of Directors of the Company or the Special Committee) prior to the Solicitation Period End Date or with whom the Company is having ongoing discussions or negotiations as of the Solicitation Period End Date regarding a bona fide acquisition proposal.
     Except with respect to Excluded Parties, after the Solicitation Period End Date, the Company is subject to a restriction on its ability to solicit third-party acquisition proposals, provide information and/or engage in discussions with third parties regarding acquisition proposals. This provision is subject to “fiduciary-out” provisions that allow the Company to provide information and participate in discussions with respect to unsolicited acquisition proposals and that allow the Board of Directors to change its recommendation in accordance with its fiduciary duties.
     The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, and in certain other limited circumstances, the Company must pay a fee of $215,224,750 to Parent, unless such termination is to accept a Superior Proposal prior to the Solicitation Period End Date, in which case the Company must pay a fee of $99,334,500 to Parent. In addition, in the event that the Company’s stockholders do not approve the Merger, the Company must pay to Parent up to $30,000,000 of its out-of-pocket expenses (including fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) relating to the Merger Agreement. In certain other limited circumstances, the Merger Agreement provides for Parent to pay to the Company a fee of $215,224,750 upon termination of the Merger Agreement.
     Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration, repay indebtedness and pay all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of Realogy, antitrust and insurance approvals, and other customary closing conditions. The parties currently expect to close the transaction during the spring of 2007, subject to the satisfaction of the foregoing conditions.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The information set forth under Item 3.01 below is incorporated herein by reference.
Item 3.01 Material Modification to Rights of Security Holders.
     Immediately prior to the execution of the Merger Agreement, on December 15, 2006, the Company entered into an Amendment (the “Rights Agreement Amendment”) to its Rights Agreement (the “Rights Agreement”), dated as of July 13, 2006, between the Company and Mellon Investor Services LLC for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.
     The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On December 17, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of December 15, 2006, by and among Domus Holdings Corp., Domus Acquisition Corp. and Realogy Corporation.*

4.1	First Amendment to Rights Agreement, dated as of December 15, 2006, by and between Realogy Corporation and Mellon Investor Services LLC.

99.1	Press Release dated December 17, 2006.

Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Realogy with the Securities and Exchange Commission, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ C. Patteson Cardwell, IV
Name:	C. Patteson Cardwell, IV
Title:	Executive Vice President,
General Counsel
and Secretary
Date: December 18, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 15, 2006, by and among Domus Holdings Corp., Domus Acquisition Corp. and Realogy Corporation.*

4.1	First Amendment to Rights Agreement, dated as of December 15, 2006, by and between Realogy Corporation and Mellon Investor Services LLC.

99.1	Press Release dated December 17, 2006.

Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Realogy with the Securities and Exchange Commission, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.